Exhibit 4.1

Diamondback Energy, Inc.
Issuer

And each of the Guarantors Party Hereto

4.750% Senior Notes Due 2024

FIRST SUPPLEMENTAL INDENTURE
Dated as of September 25, 2018

Wells Fargo Bank, National Association
Trustee

FIRST SUPPLEMENTAL INDENTURE
FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of September 25, 2018, among Diamondback Energy, Inc., a Delaware corporation (the “Company”), the Guarantors party to the Indenture (as defined below) (the “Guarantors”) and Wells Fargo Bank, National Association, as Trustee (the “Trustee”).
W I T N E S S E T H:
WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of October 28, 2016 (the “Indenture”), providing for the issuance of 4.750% Senior Notes due 2024 (the “Notes”);
WHEREAS, on October 28, 2016, the Company issued $500,000,000 in principal amount of Notes;
WHEREAS, the Company has entered into that certain Purchase Agreement, dated as of September 18, 2018, by and among the Company, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs & Co. LLC, as representatives of the several initial purchasers named therein, pursuant to which, on the date hereof, the Company is issuing $750,000,000 of Additional Notes as permitted by Section 2.02 and Section 4.09(a) of the Indenture (the “September 2018 Additional Notes”); and
WHEREAS, pursuant to Section 9.01(a)(7) of the Indenture, the Trustee, the Company and the Guarantors are authorized to execute and deliver this Supplemental Indenture without the consent of any Holder of Notes.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    Definitions; Construction.
For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
2.    September 2018 Additional Notes.
(a)    Attached hereto as Annex A is a true and correct copy of the Officers’ Certificate required by Section 12.04 of the Indenture in connection with the issuance of the September 2018 Additional Notes. The definition of the term “Additional Notes” set forth in the Indenture is hereby supplemented by adding the following sentence at the end of such definition: “On September 25, 2018, the Company issued $750,000,000 of Additional Notes, as more particularly described in the First Supplemental Indenture hereto, dated as of September 25, 2018.”
(b)    The issuance of the September 2018 Additional Notes is in compliance with Section 4.09(a) of the Indenture.
(c)    The September 2018 Additional Notes will be (A) Certificate Number A-2 (CUSIP No. 25278X AK5 / ISIN No. US25278XAK54) in the aggregate principal amount of $500,000,000; (B) Certificate Number A-3 (CUSIP No. 25278X AK5 / ISIN No. US25278XAK54) in the aggregate principal amount of $245,668,000; and (C) Certificate Number S-2 (CUSIP No. U25257 AE3 / ISIN No. USU25257AE38) in the aggregate principal amount of $4,332,000.
(d)    The September 2018 Additional Notes will be issued at an issue price of 99.75%, plus accrued and unpaid interest from May 1, 2018.

(e)    The September 2018 Additional Notes will be subject to a Registration Rights Agreement relating to such Additional Notes.
3.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
4.    Trustee Makes No Representation. The recitals herein contained are made by the Company and the Guarantors and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
5.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
6.    Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction hereof.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

COMPANY

DIAMONDBACK ENERGY, INC.

By:	/s/ Teresa L. Dick
Name:	Teresa L. Dick
Title:	Executive Vice President, Chief Financial
Officer and Assistant Secretary

GUARANTORS

DIAMONDBACK E&P LLC

By:	/s/ Teresa L. Dick
Name:	Teresa L. Dick
Title:	Executive Vice President, Chief Financial
Officer and Assistant Secretary

DIAMONDBACK O&G LLC

By:	/s/ Teresa L. Dick
Name:	Teresa L. Dick
Title:	Executive Vice President, Chief Financial
Officer and Assistant Secretary

[Signature Page to First Supplemental Indenture]

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Trustee

By:	/s/ Patrick T. Giordano
Name:	Patrick T. Giordano
Title:	Vice President

[Signature Page to First Supplemental Indenture]

ANNEX A
OFFICERS’ CERTIFICATE
[Attached]